MARWOOD ALTERNATIVE ASSET MANAGEMENT LLC

                                      AND

                                REGISTERED FUNDS





                                 CODE OF ETHICS





                   POLICY ON PERSONAL SECURITIES TRANSACTIONS

                            AND INSIDER INFORMATION



                         AMENDED AS OF AUGUST 23, 2006

                                TABLE OF CONTENTS

                                                                           PAGE

      1.    CODE OF ETHICS                                                    1

            1.1  ACCESS PERSON                                                2

            1.2  STANDARDS OF BUSINESS CONDUCT                                2

            1.3  SAFEGUARDING OF PROPRIETARY AND NON-PUBLIC INFORMATION       3

      2.    PERSONAL SECURITIES TRANSACTIONS                                  4

            2.1  PERSONAL SECURITIES TRANSACTIONS REPORTING REQUIREMENTS      5

            2.2  ACCESS PERSON TRADE RESTRICTIONS                             7

            2.3  REPORTING REQUIREMENTS                                       8

            2.4  CONFIDENTIALITY                                              8

            2.5  ADDITIONAL RESTRICTIONS ON CERTAIN ACCESS PERSONS'
                 PERSONAL TRADING                                             9

      3.    INSIDER INFORMATION                                              10

            3.1  INSIDER TRANSACTIONS                                        10

            3.2  USE OF NON-PUBLIC INFORMATION REGARDING A CLIENT            10


      4.    GIFTS, DIRECTORSHIPS AND REGULATORY REQUIREMENTS                 11


            4.1  GIFTS                                                       11

            4.2  OUTSIDE BUSINESS ACTIVITIES                                 11

            4.3  REGULATORY REQUIREMENTS                                     11


      5.    ENFORCEMENT OF THE CODE                                          12

            5.1  CHIEF COMPLIANCE OFFICER'S DUTIES AND RESPONSIBILITIES      12

            5.2  CODE VIOLATIONS                                             12

            5.3  ANNUAL WRITTEN REPORTS TO SENIOR MANAGEMENT                 13

            5.4  EFFECTIVE DATE OF THE CODE                                  13

      6.    ADOPTION AND APPROVAL OF THE CODE                                13

            6.1  ADOPTION OF THE CODE OF ETHICS - CERTIFICATION              13

            6.2  ADMINISTRATION OF THE CODE OF ETHICS                        14


      EXHIBIT A - DEFINITIONS

      EXHIBIT B - ACKNOWLEDGEMENT AND CERTIFICATION

      EXHIBIT C - QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

      EXHIBIT D - INITIAL HOLDINGS REPORT

      EXHIBIT E - ANNUAL HOLDINGS REPORT

      1.    CODE OF ETHICS
            --------------

      Marwood Alternative Asset Management LLC ("MAAM"), an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act"), adopts this CODE OF ETHICS and POLICY ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER INFORMATION (the "Code"). Additionally, each investment company registered under the Investment Company Act of 1940, as amended ("1940 Act") (each, a "Registered Fund" and, collectively, the "Registered Funds"), for which MAAM acts as investment adviser, adopts this Code. A list of such Registered Funds is set forth in Exhibit A to Appendix A of these Procedures. References herein to MAAM and its employees also refer to each Registered Fund and its employees, if any.

      This  Code  is intended to comply with Advisers Act Rule 204A-1  and  Rule
      17j-1 of the  1940  Act.   Definitions of UNDERLINED TERMS are included in
      Exhibit A attached to this Appendix B.

      Advisers Act Rule 204A-1 applies to the following individuals (each, an "Access Person"):

                 o any supervised person of MAAM who has access to nonpublic information regarding MAAM's PURCHASE OR SALE OF SECURITIES, or nonpublic information regarding the portfolio holdings of any MAAM PRIVATE FUND;

                 o  any  supervised   person   who   is   involved   in   making
                    securities recommendations to clients, or who has access to such recommendations that are nonpublic;

                 o members of any MAAM committee, including, but not limited to, the Manager Selection Committee and the Strategy Allocation Committee (each such committee, a "Committee");[1] and

                 o  the Manager of MAAM.

      Company Act Rule 17j-1 applies to the following individuals (each, an "Access Person"):

                 o any ADVISORY PERSON of a FUND or of a FUND'S investment adviser. If an investment adviser's primary business is advising  FUNDS  or  other  advisory  clients,  all  of  the investment adviser's directors, officers, and general partners are presumed to be Access Persons of any FUND advised by the investment adviser. All of a FUND'S directors, officers, and general partners are presumed to be Access Persons of the FUND.; and

--------------------------

[1] Certain members of the Committees are employees of Robeco-Sage Capital Management, L.L.C. ("Robeco-Sage"), and as such are subject to Robeco-Sage's code of ethics under the Advisers Act. Based on conversations with a member of the staff of the Securities and Exchange Commission, MAAM believes that members of the Committees who are employees of Robeco-Sage may continue to comply with Robeco-Sage's code of ethics, and need not file duplicative initial, quarterly or annual reports pursuant to this Code with MAAM. The Chief Compliance Officer of MAAM will coordinate with the Chief Compliance Officer of Robeco-Sage and periodically confirm that such persons are complying with the Robeco-Sage code of ethics. The Chief Compliance Officer of MAAM will also review the initial, quarterly and annual reports of Committee members or obtain certifications from the Committee members to ensure that they comply with the provisions of this Code.

                 o any director, officer or general partner of a principal underwriter, if any, who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of COVERED SECURITIES by the FUND for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the FUND regarding the purchase or sale of COVERED SECURITIES.


      MAAM is committed to maintaining ethical standards in connection with the management of its business. The Code reflects MAAM's view on dishonesty, self-dealing, conflicts of interest and trading on material, non-public information. Each Access Person is required to read the Code annually, and any amendments thereto as they are provided from time to time, and to certify in writing that he or she has complied with its provisions and with the reporting requirements. Acknowledgement of and compliance with the Code are conditions of initial and continued employment.

      Any Access Person who has a question regarding the applicability of the Code or the related prohibitions, restrictions and procedures or the propriety of any action, is urged to contact T.J. Modzelewski, MAAM's Chief Compliance Officer (the "Chief Compliance Officer").

1.1   ACCESS PERSON
      -------------

      Because all employees of MAAM may at some time have access to or obtain investment information, MAAM designates all of its employees as Access Persons subject to the requirements of the Code.

      As an Access Person, you are required to report quarterly all transactions in any SECURITIES in which you or any of your FAMILY MEMBERS have any direct or indirect BENEFICIAL OWNERSHIP. The term beneficial ownership generally includes not only the SECURITIES that you purchase or sell for your own account, but also SECURITIES purchased or sold by any of your FAMILY MEMBERS.

      Notwithstanding the foregoing, you will not be required to make a report with respect to transactions effected for, and securities held in, any account over which neither you nor any FAMILY MEMBER has any direct or indirect influence or control.

1.2   STANDARDS OF BUSINESS CONDUCT
      -----------------------------

      o Access Persons owe a duty of loyalty to MAAM's clients, which requires that Access Persons act in the best interests of MAAM's clients and always place MAAM's clients' interests first and foremost.

      o Access Persons must avoid actions or activities that allow (or appear to allow) them or their fAMILY MEMBERS to profit or benefit from their relationships with MAAM and its clients, or that bring into question their independence or judgment.

      o Access Persons must report any violations of this Code of Ethics promptly to the Chief Compliance Officer.

      o Access Persons must always observe standards of business conduct and act in accordance with all applicable federal securities laws and regulations and other applicable laws and regulations.

      o Access Persons cannot, in connection with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by any MAAM client:

            >   employ any device, scheme or artifice to defraud;

            > make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            > engage in any act, practice or course of business which would operate as a fraud or deceit; or

            >   engage in any manipulative practice.

      o  Access Persons cannot engage in any inappropriate trading practices.

      o Access Persons cannot cause or attempt to cause any MAAM client to purchase, sell, or hold any SECURITY in a manner calculated to create any personal benefit to the Access Person. No Access Person shall recommend any SECURITIES transactions for a MAAM client without having disclosed his or her interest, if any, in such SECURITIES or the issuer thereof, including, without limitation:

            > his or her direct or indirect beneficial ownership of any SECURITIES of such issuer;

            >   any position with such issuer or its affiliates; and

            > any present or proposed business relationship between such issuer or its affiliates and the Access Person or any party in which the Access Person has a significant interest.

      The Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield an Access Person from liability for personal trading or other conduct that violates a fiduciary duty to MAAM's client.

1.3   SAFEGUARDING OF PROPRIETARY AND NON-PUBLIC INFORMATION
      ------------------------------------------------------

      In order to safeguard proprietary and non-public information, Access Persons should: (i) use proprietary or non-public information only for the specific business purposes for which the information was given, created or obtained; (ii) avoid discussions of proprietary or non-public information in the presence of others who do not have a need to know such information, and exercise extreme caution when discussing proprietary or non-public information in hallways, elevators, trains, subways, airplanes, restaurants, social gatherings or other public places; (iii) keep clients' identities confidential and use code names or numbers for sensitive projects; (iv) exercise care to avoid placing documents containing proprietary or non-public information in areas where they may be read by unauthorized persons, and store such documents in secure locations when they are not in use; and (v) avoid using speakerphones in circumstances where proprietary or non-public information may be overheard, and be aware that mobile telephones must be used with great care because their transmissions may be picked up by others. Proprietary information includes non-public information, analyses and plans that are created or obtained by MAAM for its business purposes, other than that which constitutes confidential information entrusted to MAAM or its personnel by an external source.

2.    PERSONAL SECURITIES TRANSACTIONS
      --------------------------------

      The personal transactions and investment activities of employees of investment advisory firms are the subject of various federal securities laws, rules and regulations. Access Persons must conduct all personal securities transactions in a manner that avoids a conflict between their personal interests and those of MAAM and its clients. When Access Persons invest for their own accounts, conflicts of interest may arise between MAAM clients' interests and the Access Person's interests. The conflicts may include:

            > Taking an investment opportunity that would be suitable for a MAAM client for an Access Person's own portfolio;

            > Using an Access Person's advisory position to take advantage of available investments;

            > Front running, which may be an Access Person trading before making MAAM client transactions; or

            > Taking advantage of information or using MAAM client portfolio assets to have an effect on the market that may be used to the Access Person's benefit

      PERSONAL TRADING
      ----------------

      Access Persons may invest in securities in order to achieve long-term personal financial goals. Access Persons may not maintain a securities, commodities or futures account at any broker, dealer, bank or investment adviser without MAAM's written permission.

      Access Persons may engage in securities, commodities and futures transactions only for investment purposes, not for short-term trading profits. This applies to investments of all kinds including, but not limited to, foreign and domestic fixed income securities, options, commodities and futures contracts and applies to any investment in which an Access Person has any direct or indirect BENEFICIAL OWNERSHIP. In general, the holding of any position in an Access Person or related account for less than 30 days (measured on a last-in first-out basis) would be inconsistent with this policy. Access Persons must obtain prior written approval from the Chief Compliance Officer before selling any security, commodity or future that was purchased, or purchasing any security, commodity or future that was sold, within the prior 30 days.
      Such approval ordinarily will be granted only (1) on the basis of unforeseen and compelling circumstances or (2) for so-called "tax-swap" transactions at year end. MAAM will maintain a log of who requested such approval and when it was requested.

      Access Persons must not take any action, including, but not limited to, the purchase or sale of securities, options, commodities or futures contracts for any Access Person or related account, that could cause even the appearance of unfair or improper action.

2.1   PERSONAL SECURITIES TRANSACTIONS REPORTING REQUIREMENTS
      -------------------------------------------------------

      INITIAL AND ANNUAL HOLDINGS REPORTS: All Access Persons are required to report brokerage accounts and holdings in SECURITIES (subject to Code requirements) in which the Access Person has any direct or indirect BENEFICIAL OWNERSHIP within 10 days of employment, with information current as of a date no more than 45 days prior to employment, and annually thereafter. Annual reports must be submitted by February 14 of each year and the information contained in an annual report must be current as of a date no more than 45 days before the report is submitted. An Access Person's brokerage account statement may be submitted in lieu of a separate initial or annual holdings report. (Initial and Annual Holdings Reports Forms are attached as Exhibits Dand E to this Appendix B.) The holdings report must contain the following:

                 a)    title, type and exchange ticker symbol or CUSIP number;

                 b) number of shares or principal amount of the SECURITY involved;

                 c)    type of SECURITY;

                 d) name of the broker-dealer or bank that maintained the account; and

                 e)    date the report is submitted by the Access Person.

      QUARTERLY TRANSACTIONS REPORTS: MAAM requires that all Access Persons report on a quarterly basis any transaction in a SECURITY over which the Access Person had, or as a result of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP. A record of every transaction in a SECURITY is required with the following information to be maintained:

                 a) title and exchange ticker symbol or CUSIP number;

                 b) number  of  shares  or  principal  amount  of  the  SECURITY involved;

                 c) interest rate and maturity date (if applicable);

                 d) date of the transaction;

                 e) nature of the transaction (PURCHASE OR SALE);

                 f) price at which the trade was effected;

                 g) name  of  the  broker-dealer   or  bank  that  executed  the
                    transaction; and

                 h) date the report is submitted by the Access Person.

      In addition, if during the quarter an Access Person establishes a new account in which any SECURITIES are held for the Access Person's BENEFICIAL INTEREST, the Access Person must provide the following information as part of his her quarterly report:

                 a) name of the  broker-dealer  or  bank  with  whom  the Access
                    Person or RELATED PERSON established the account;

                 b) date the account was established; and

                 c) date the report is submitted by the Access Person.

      In addition, the Access Person should endeavor to promptly notify the Chief Compliance Officer about the opening of such new account.

      401(K) TRANSACTIONS:   YOU ARE  REQUIRED TO REPORT EXCHANGES AND TRANSFERS
                             WITHIN  YOUR   401(K)   PLAN,   BUT  NOT  AUTOMATIC
                             INVESTMENTS.

      The attached form (see Exhibit C attached to this Appendix B) should be used to record quarterly transaction information. It is required by federal law to be submitted NOT LATER THAN 30 DAYS after the calendar quarter in which effected. If the thirtieth day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline. Please forward the report to the MAAM Chief Compliance Officer. IF THERE ARE NO ACTIVITIES FOR THE QUARTER, A REPORT INDICATING SUCH IS STILL REQUIRED.

      EXCEPTIONS TO REPORTING
      -----------------------

            (1)  You are  not  required to detail or list the following items on
                 your  initial  and   annual   holdings  reports  and  quarterly
                 transactions reports:

                 (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

                 (B)   Transactions effected pursuant to an AUTOMATIC INVESTMENT

                 PLAN; and

                 (C)   Purchases or sales of any of the following securities:

                       o  Direct obligations of the U.S. government;

                       o Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements;

                       o  shares   issued  by  money   market   funds,   whether
                          affiliated or non-affiliated; and

                       o shares issued by open-end investment companies (e.g., "mutual funds"), other than shares of an AFFILIATED FUND, if any.

            (2) An Access Person need not submit a quarterly transactions report to MAAM if all the information in the report would duplicate information contained in brokerage account statements received by MAAM NOT LATER THAN 30 DAYS after the calendar quarter.

      ACKNOWLEDGEMENT AND CERTIFICATION: All Access Persons must sign this form (see Exhibit B attached to this Appendix B) on an annual basis to comply with MAAM's policies and procedures. New employees must also furnish this on their date of hire.

      ACCESS PERSON EXCEPTION TO REPORTING REQUIREMENTS

      Certain Access Persons are not required to make reports or duplicate reports, as the case may be.

      A director, manager or the equivalent of a FUND who is not an "interested person" of the FUND within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report solely by reason of being a Fund director, need not make:

      o   an initial holdings report;

      o   an annual holding report; and

      o a quarterly transaction report, unless the director, manager or the equivalent knew or, in the ordinary course of fulfilling his or her official duties as a FUND director, manager or equivalent should have known that during the 15-day period immediately before or after the director's, manager's or equivalent's transaction in a COVERED SECURITY, the FUND purchased or sold the COVERED SECURITY, or the FUND or its investment adviser considered purchasing or selling the COVERED SECURITY.

      An Access Person to a FUND'S principal underwriter, if any, need not make an initial holdings report, annual holdings report and quarterly transaction report if the principal underwriter is (i) not an affiliated person of the FUND or any investment adviser of the FUND, and (ii) the principal underwriter has no officer, director or general partner who serves as an officer, director (manager or equivalent) or general partner of the FUND or of any investment adviser of the FUND.

      An Access Person to an investment adviser does not need to make duplicate initial holdings reports, annual holdings reports and/or quarterly transaction reports to the extent such reports would duplicate reports provided to the investment adviser.

2.2   ACCESS PERSON TRADE RESTRICTIONS
      --------------------------------

      Each trade of an Access Person is subject to the following restrictions:

      INTERESTS IN MAAM PRIVATE FUNDS
      -------------------------------

      Interests in the MAAM PRIVATE FUNDS and in the private investment funds held by the MAAM PRIVATE FUNDS may be purchased, sold, transferred or redeemed by Access Persons and their FAMILY MEMBERS only with the prior written approval of the Chief Compliance Officer.

      SPECIFIC TRADING LIMITATIONS

      Unless a written exception has been granted by the Chief Compliance Officer, an Access Person or a RELATED PERSON may not purchase or sell a security, commodity or futures contract for an Access Person or related account if:

         o The Access Person or RELATED PERSON is purchasing or selling the security, commodity or futures contract on the basis of material confidential information or proprietary information;

         o The Access Person or RELATED PERSON is aware that MAAM is effecting or proposing to effect a transaction for a client account in a security of the same issuer;

         o The Access Person or RELATED PERSON is making the sale or purchase on the basis of MAAM's or its research analysts' public (or to-become-public) recommendation(s) and MAAM's customers have not yet had an opportunity to act on such recommendation(s) - the period during which these accounts must refrain from trading in order to give customers an opportunity to act may depend on the specific circumstances, but normally the restriction will extend until the greater of 24 hours or one full business day following the release of the recommendation; and

         o The Access Person does not identify an order for an employee or related account as such at the time it is entered.

      An Access Person may not purchase a security, commodity or futures contract for an Access Person or related account if the Access Person has sold a position in such security, commodity or future within the past 30 days, and an Access Person may not sell a security, commodity or futures contract that the Access Person has held for less than 30 days (measured on a last-in first-out basis), unless the Access Person has the prior written approval from the Chief Compliance Officer.

      Investments in unsecured debt of a government sponsored enterprise, options on broad-based market indices (e.g., S&P 500), U.S. Treasury securities, money market funds or other cash-equivalent securities are not subject to this policy.

2.3   REPORTING REQUIREMENTS
      ----------------------

The following table summarizes some of the reporting requirements. Requirements regarding transactions in other types of SECURITIES may be confirmed with the Chief Compliance Officer.

           SECURITY TYPE                                   QUARTERLY REPORTING

           Corporate Debt Transactions                     Yes

           Equity Transactions                             Yes

           Government Bond                                 Yes

           Money Market Funds (affiliated and
            non-affiliated)                                No

           Municipal Bond                                  Yes

           Short Term / Cash Equivalents                   No

           SPP / DRIPS* -- automatic purchases             Yes

           US Treasury / Agencies                          No

           MAAM PRIVATE FUNDS                              Yes

             *Sales of stocks from SPP or DRIPs:  Please notify  the
              Chief Compliance Officer in writing of sale and include transactions in any reports.

2.4   CONFIDENTIALITY
      ---------------

      MAAM will endeavor to keep all reports of personal securities transactions, holdings and any other information filed pursuant to this Code confidential. Access Persons' reports and information submitted in connection with this Code will be kept in a locked filed cabinet, and access will be limited to appropriate MAAM personnel (Chief Compliance Officer and/or Senior Management); provided, however, that such information also may be subject to review by legal counsel, government authorities, MAAM clients or others if required by law or court order.

2.5   ADDITIONAL RESTRICTIONS ON CERTAIN ACCESS PERSONS' PERSONAL TRADING
      -------------------------------------------------------------------

      The following are MAAM's additional restrictions on Access Person personal trading (and the personal trading of RELATED PERSONS to the extent that such trading would result in an Access Person having or ceasing to have a beneficial interest in a SECURITY or other investment of the types described below):




      RESTRICTED INVESTMENTS
      ----------------------

SECURITY TYPE                         PURCHASE                SALE
--------------------------------------------------------------------------------

Initial Public Offerings              NOT PERMITTED           NOT PERMITTED
(IPOs)

(An IPO is a corporation's
first offering of a SECURITY
representing shares of the
company to the public.)

Limited Offerings*                    PERMITTED - Subject    PERMITTED - Subject
                                      to advance written     to advance written
(A limited offering is an             approval by the        approval by the
offer or sale of any SECURITY         Chief Compliance       Chief Compliance
not involving a public                Officer                Officer
offering, for example, a
venture capital deal.)

--------------------------------------------------------------------------------


       *LIMITED OFFERINGS MAY INCLUDE:
        -----------------

         o Transactions in securities, options, commodities or futures contracts that are not publicly offered or traded;
         o  Participation  in  hedge funds, leveraged buy-out transactions,
            real  estate  offerings,  private   placements,   and  oil  and  gas
            partnerships or working interests;
         o Acceptance of offers of options or shares by personnel who serve on boards of directors;
         o  Transactions involving real estate  or  agricultural  land held for investment purposes, jointly in partnership with another person (other than family members);
         o Investing in any other business, whether or not related to securities (e.g., fast-food franchises, restaurants, sports teams, etc.); and
         o  Owning  stock  or having, directly or indirectly, any financial
            interest  in  any  other   organization  engaged  in  any  advisory,
            securities,  commodities, futures  contracts  or  related  business;

            provided, however, that approval is not required with regard to stock ownership or other financial interest in any such business that is publicly owned, unless a control relationship exists.

3.    INSIDER INFORMATION
      -------------------

      The Insider Trading and Securities Fraud Enforcement Act of 1988 requires MAAM to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material, non-public information by its officers and employees. Among these policies and procedures are ones that restrict access to files likely to contain non-public information, that make employees aware of new and existing insider trading restrictions, that require restricting or monitoring trading in securities about which Access Persons might possess non-public information, and that require monitoring and reviewing trading for MAAM and Access Persons.

3.1   INSIDER TRANSACTIONS
      --------------------

      MAAM considers information MATERIAL if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. Information is considered NON-PUBLIC when it has not been disseminated in a manner making it available to investors generally (such as through widely disseminated media reports, SEC filings, public reports, prospectuses or similar publications or sources). Information becomes PUBLIC once it is publicly disseminated; limited disclosure does not make the information public (i.e., disclosure by an insider to a select group of persons).

      MAAM generally defines insider trading as the buying or selling of a SECURITY, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a prison term and significant monetary fines for the individual and investment adviser.

      o TIPPING of material, non-public information is PROHIBITED. An Access Person may not TIP a trade, either personally or on behalf of others, while in possession of such information.

      o FRONT RUNNING is PROHIBITED. FRONT RUNNING involves trading ahead of a MAAM client order in the same SECURITY on the basis of non- public information regarding impending market transactions.

      o SCALPING is PROHIBITED. SCALPING occurs when an Access Person purchases shares of a SECURITY for his/her own account prior to recommending/buying that SECURITY for MAAM clients and then immediately selling the shares at profit upon the rise in the market price following the recommendation/purchase.

3.2   USE OF NON-PUBLIC INFORMATION REGARDING A CLIENT
      ------------------------------------------------

      No Access Person shall:

      o Disclose to any other person, except to the extent permitted by law or necessary to carry out his or her duties as an Access Person and as part of those duties, any non-public information regarding any MAAM client portfolio, including any SECURITY holdings or transactions of a MAAM client, any SECURITY recommendation made to a MAAM client, and any SECURITY transaction by or under consideration by or for a MAAM client, including information about actual or contemplated investment decisions.

      o Use any non-public information regarding any MAAM client portfolio in any way that might be contrary to, or in competition with, the interest of such MAAM client.

      o Use any non-public information regarding any MAAM client in any way for personal gain.

      MAAM may, in certain circumstances, disclose certain of the information discussed above to third parties, but such disclosure will only be made if permissible under applicable law and pursuant to confidentiality agreements with such third parties.

4.    GIFTS, DIRECTORSHIPS AND REGULATORY REQUIREMENTS
      ------------------------------------------------

4.1   GIFTS
      -----

      MAAM employees subject to MAAM's Supervisory Procedures and Compliance Manual are required to comply with rules regarding the giving, receiving and reporting of gifts and gratuities, as specified in 7.7 of MAAM's Supervisory Procedures and Compliance Manual.

4.2   OUTSIDE BUSINESS ACTIVITIES
      ---------------------------

      In addition to restrictions placed on the personal trading and private investments of employees, each Access Person must obtain prior written approval from the Chief Compliance Officer with respect to outside business activities. Prior to engaging in such activities, an Access Person must make full disclosure to the Chief Compliance Officer. Such approval, if granted, may be given subject to restrictions or qualifications and is revocable at any time. Examples of activities requiring prior written approval include full- or part-time service as an officer, director, partner, manager, consultant or employee of another business organization (including acting as a director of a company whose securities are publicly traded); agreements to provide financial advice (e.g., through service on a finance or investment committee) to a private, educational or charitable organization; and any agreement to be employed or accept compensation in any form (e.g., commission, salary, fee, bonus, contingent compensation, etc.) by a person or entity or their affiliates. However, members of certain MAAM Committees are employees of Robeco-Sage. Approval is generally not given for other requests to serve as an officer, director, partner, consultant or employee of another business organization. Any such approval, if granted, may be given subject to restrictions or qualifications imposed by the Chief Compliance Officer and approval may be revoked at any time.

4.3   REGULATORY REQUIREMENTS
      -----------------------

      The  SEC  considers it a violation  of  general  antifraud  provisions  of federal securities laws whenever an investment adviser, such as MAAM, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary with respect to client assets, MAAM cannot engage in activities that would result in conflicts of interests (i.e., front-running or scalping).

      The SEC can censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

            o Failure  reasonably  to  supervise,  with  a  view  to  preventing violations of the provisions of the federal securities laws, an employee or an Access Person who commits such a violation.

      However, no manager shall be deemed to have failed reasonably to supervise any person, if:

            a) there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and

            b) such manager has reasonably discharged the duties and obligations incumbent upon him or her by reason of such procedures and system without reasonable cause to believe that such procedures and system were not complied with.

5.    ENFORCEMENT OF THE CODE
      -----------------------

      The Chief Compliance Officer has several responsibilities to fulfill in enforcing the Code. Some of these responsibilities are summarized below.

5.1   CHIEF COMPLIANCE OFFICER'S DUTIES AND RESPONSIBILITIES
      ------------------------------------------------------

      The Chief Compliance Officer:

         o will provide each Access Person with a copy of the Code and any amendments thereto, and will collect each Access Person's Acknowledgement and Certification of receipt of the Code and any amendments thereto;

         o shall notify each person in writing who becomes an Access Person of MAAM and who is required to report under the Code of his or her reporting requirements no later than 10 business days before the Initial Holdings Report is due;

         o will, on a quarterly basis, review all reported personal securities transactions and other pertinent records submitted by Access Persons and compare, if appropriate, with each MAAM client's completed portfolio transactions. Before determining that a person has violated the Code, the Chief Compliance Officer may give the person an opportunity to supply explanatory material;

         o will submit his or her own reports, as may be required pursuant to the Code, to an alternate Chief Compliance Officer who shall fulfill the duties of the Chief Compliance Officer with respect to the Chief Compliance Officer's reports. If a securities transaction of the Chief Compliance Officer is under consideration, the General Counsel of MAAM will act as the Alternate Chief Compliance Officer for purposes of this Section 5.1;

         o will coordinate with the Chief Compliance Officer of Robeco- Sage on a quarterly basis to ensure the review of the personal securities transactions of employees of Robeco-Sage who serve on MAAM Committees; and

         o will submit those trades that require pre-approval, as may be required pursuant to the Code, to the General Counsel of MAAM, who will act as the Alternate Chief Compliance Officer with respect to pre-approval of such trades.

5.2   CODE VIOLATIONS
      ---------------

      If you violate the provisions of the Code, MAAM has the right to impose on you one or more of the following penalties as it may deem appropriate:

         o  censure you;

         o  notify your manager of the violation;

         o suspend your authority to act on behalf of MAAM as a managing director, a manager and/or an officer, if applicable;

         o recommend specific sanctions, such as suspension from work for a period of time without pay, reductions in leave, elimination of your bonus, disgorgement of profits, imposition of fines and termination of employment at MAAM; and

         o if appropriate, report such violation(s) to the SEC, other federal or state regulators and/or law enforcement authorities.

         NOTE: BOTH THE VIOLATION AND ANY IMPOSED SANCTION WILL BE BROUGHT BEFORE MAAM SENIOR MANAGEMENT.

5.3   ANNUAL WRITTEN REPORTS TO SENIOR MANAGEMENT
      -------------------------------------------

      At least annually, the Chief Compliance Officer will provide WRITTEN reports to senior management as follows:

      ISSUES ARISING UNDER THE CODE. The reports must describe any issue(s) that arose during the previous year under the Code or procedures related thereto, including any material Code or procedural violations, and any resulting sanction(s). If applicable, the report may discuss any changes that the Chief Compliance Officer believes should be made to the Code. The Chief Compliance Officer may report to senior management more frequently as he or she deems necessary or appropriate, and shall do so as requested by senior management.

5.4   EFFECTIVE DATE OF THE CODE
      --------------------------

      The Amended Code is effective August 23, 2005, and supersedes any prior versions of the Code.

6.    ADOPTION AND APPROVAL OF THE CODE
      ---------------------------------

6.1   ADOPTION OF CODE OF ETHICS - CERTIFICATION
      ------------------------------------------

      The board of directors of a FUND, including a majority of directors who are not interested persons, must approve the code of ethics of the FUND, the code of ethics of each investment adviser and principal underwriter, if any, of the FUND, and any material changes to the aforementioned codes. Before approving a code of a FUND, investment adviser or principal underwriter, or any amendment to such code, the board of directors must receive a certification from the FUND, investment adviser or principal underwriter, that it has adopted procedures reasonably necessary to prevent Access Persons from violating the FUND'S, investment adviser's, or principal underwriter's code of ethics.

      The FUND'S board must approve the code of any investment adviser or principal underwriter, if any, before initially retaining the services of the investment advisers or principal underwriter. The FUND'S board must approve a material change to a code no later than six months after adoption of the material change.

      The Fund's board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b).

6.2   ADMINISTRATION OF THE CODE OF ETHICS
      ------------------------------------

      The FUND, investment adviser and principal underwriter, if any, must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

      No less frequently than annually, every Fund and its investment advisers and principal underwriters, if any, must furnish to the FUND'S board of directors, and the board of directors must consider, a written report that:

      o     describes  any   issues  arising   under  the   code  of  ethics  or
            procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

      o     certifies   that   the   FUND,  investment   adviser   or  principal
            underwriter,  as  applicable,   has  adopted  procedures  reasonably
            necessary to prevent Access Persons from violating the code.

                                    EXHIBIT A
                                    ---------

                                   DEFINITIONS

GENERAL NOTE

THE DEFINITIONS AND TERMS USED IN THE CODE ARE INTENDED TO MEAN THE SAME AS THEY DO UNDER THE 1940 ACT, AND THE OTHER FEDERAL SECURITIES LAWS. IF A DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THE CODE IS NOT DEFINED, YOU SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE.

ADVISORY PERSON of a FUND or of a FUND'S investment adviser means:

   o any director, officer, general partner or employee of the FUND or investment adviser (or of any company in a CONTROL relationship to the FUND or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of COVERED SECURITIES by a FUND, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

   o any natural person in a CONTROL relationship to the FUND or investment adviser who obtains information concerning recommendations made to the FUND with regard to the purchase or sale of COVERED SECURITIES by the FUND.

AFFILIATED FUND means any investment company registered under the 1940 Act (other than a money market fund) for which MAAM serves as investment adviser or sub-adviser.

AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP is interpreted in this Code in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that the determination of such ownership applies to all securities. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect PECUNIARY INTEREST.

Using the above definition as a broad guideline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors are the degree of your ability to exercise discretion to invest in, sell or exercise voting rights of the security, and your ability to benefit from the proceeds of the security.

CONTROL has the same meaning as in Section 2(a)(9) of the 1940 Act, which generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control such company. Any person who does not own more than 25% of the voting securities of any company is presumed not to control such company. A natural person is presumed not to be a controlled person. Any presumption may be rebutted by evidence.

COVERED SECURITY has the meaning given to the term "security," below.

                                   Exhibit A-1

FAMILY MEMBER includes adoptive relationships and means any of the following persons who reside in your household:

            child       grandparent     son-in-law
            stepchild   spouse          daughter-in-law
            grandchild  sibling         brother-in-law
            parent      mother-in-law   sister-in-law
            stepparent  father-in-law

FUND means an investment company registered under the 1940 Act.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

MAAM PRIVATE FUND is any private investment fund, including a private investment fund that relies on the exclusion from the definition of "investment company" set forth in either 3(c)(1) or 3(c)(7) of the 1940 Act, advised by MAAM.

PECUNIARY INTEREST in a security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such SECURITY. As a general rule, you will be regarded as having a pecuniary interest in a security held in the name of your FAMILY MEMBERS. For example, you will likely be deemed to have a pecuniary interest in SECURITIES (including the right to require the exercise or conversion of any derivative security such as an option or warrant, whether or not presently exercisable or convertible) held for:

      o     Your accounts or the accounts of FAMILY MEMBERS

      o A partnership or limited liability company, if you are or a FAMILY MEMBER is a general partner or a managing member

      o A corporation or similar business entity, if you have or share, or a FAMILY MEMBER has or shares, investment control

      o     A trust, if you are or a FAMILY MEMBER is a beneficiary

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a SECURITY and the purchase, sale, transfer or redemption of an interest in a MAAM PRIVATE FUND.

A "RELATED PERSON" includes children under age 21, whether or not living with an Access Person; the Access Person's spouse; and FAMILY MEMBERS or other individuals living with the Access Person or for whose support the Access Person is wholly or partially responsible.

                                  Exhibit A-2

SECURITY means the same as it does under Section 2(a)(36) of 1940 Act, except that it does not include direct obligations of the U.S. government; bankers' acceptances; bank certificates of deposit; commercial paper; HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by open-end investment companies, other than AFFILIATED FUNDS.

A SECURITY HELD OR TO BE ACQUIRED by a MAAM client (or any portfolio) means: (A) any SECURITY which, within the most recent 15 days (i) is or has been held by the MAAM client (or any portfolio), or (ii) is being or has been considered by MAAM on behalf of a client (or any portfolio); and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any SECURITY.

A SECURITY is BEING PURCHASED OR SOLD by a MAAM client (or any portfolio) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the MAAM client (or portfolio) until the program has been fully completed or terminated.

A SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE by a MAAM client (or any portfolio) when a security is identified as such by an investment adviser or sub-adviser to the MAAM client (or portfolio).









                                  Exhibit A-3

                                    EXHIBIT B
                                    ---------

                    MARWOOD ALTERNATIVE ASSET MANAGEMENT LLC

ACKNOWLEDGEMENT  AND  CERTIFICATION


I certify that I have received, read, and understand that I am subject to MAAM's CODE OF ETHICS and POLICY ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER INFORMATION and any amendments thereto.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Code, I certify that I will not:


o Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code
o Employ any device, scheme or artifice to defraud MAAM, or any MAAM client
o Engage in any act, practice or course of business, which operates or would operate as a fraud or deceit upon MAAM or any MAAM client
o Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading
o Engage in any manipulative practice with respect to MAAM or any MAAM client
o     Trade while in possession of material, non-public information
o Trade ahead of or front-run any transactions for MAAM's managed/advised accounts


I understand that it is a violation of SEC Rules to fail to submit a record of my personal securities transactions within 30 calendar days of quarter-end and within 45 days of each fiscal year-end.




______________________________     _________________________
Signature                          Date


______________________________
Name (Print)



The Acknowledgement and Certification form is due 10 days from the date of receipt. Signed copies must be submitted to the Chief Compliance Officer.


                                  Exhibit B

                                   EXHIBIT C
                                   ---------

                    MARWOOD ALTERNATIVE ASSET MANAGEMENT LLC



QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person: ___________________________________

Calendar Quarter Ended:   ___________________________________

Date Report Due:          ___________________________________

Date Report Submitted:    ___________________________________


SECURITIES TRANSACTIONS
-----------------------

IF YOU HAD NO SECURITIES TRANSACTIONS TO REPORT FOR THE QUARTER, PLEASE CHECK HERE. *
IF ALL SECURITIES TRANSACTIONS FOR THE QUARTER ARE SET FORTH IN THE BROKERAGE STATEMENT(S) PREVIOUSLY PROVIDED, PLEASE CHECK HERE. *

If any securities transactions for the quarter are not set forth on such statement(s) (or if the information in those reports is no longer correct or is incomplete), please complete the table below to the extent of such missing or incorrect information.



                                                          Principal
                                                          Amount,
                                                          Maturity                                        Name of Broker,
             Name of Issuer and    Ticker    No. of       Date and                                        Dealer or Bank
Date of      Title and Type of     Symbol/   Shares (if   Interest Rate      Type of                      Effecting
Transaction  Security              CUSIP     applicable)  (if applicable)    Transaction       Price      Transaction
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------



                                                        Exhibit C-1

SECURITIES ACCOUNTS    IF YOU OPENED  A  SECURITIES  ACCOUNT DURING THE QUARTER,
PLEASE COMPLETE THE TABLE BELOW.

IF YOU DID NOT OPEN ANY SECURITIES ACCOUNTS DURING THE QUARTER, PLEASE CHECK HERE. *

Name of Broker, Dealer          Date Account was Established    Name(s) on and Type of Account
or Bank
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

I CERTIFY THAT I HAVE INCLUDED IN THIS REPORT (OR IN THE BROKERAGE STATEMENT(S) FOR THIS QUARTER THAT I HAVE PREVIOUSLY PROVIDED) ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS. I FURTHER CERTIFY THAT TO THE BEST OF MY KNOWLEDGE NO SECURITIES TRANSACTIONS REPORTED HEREIN VIOLATE ANY PROVISION OF THE CODE OF ETHICS OR ANY OTHER APPLICABLE FEDERAL SECURITIES LAW OR REGULATION.

__________________________  ________________

Signature                   Date



                                     Exhibit C-2

                                   EXHIBIT D
                                   ---------

                    MARWOOD ALTERNATIVE ASSET MANAGEMENT LLC


INITIAL HOLDINGS REPORT

Name of Reporting Person:    ___________________________________
Date Person Became Subject
  to the Code's Reporting
  Requirements:              ___________________________________
                                          [NOTE: Date information reported
                                          must be no more than 45 days
                                          before date person became subject
                                          to the Code's reporting requirements.]

Information in Report Dated
  As Of:                     ___________________________________
Date Report Due:             ___________________________________
Date Report Submitted:       ___________________________________


SECURITIES HOLDINGS IF YOU HAVE NO SECURITIES HOLDINGS TO REPORT, PLEASE CHECK HERE.

IF ALL SECURITIES HOLDINGS ARE SET FORTH IN THE BROKERAGE STATEMENT(S) ATTACHED TO THIS REPORT, PLEASE CHECK HERE.

IF ANY HOLDINGS ARE NOT SET FORTH ON SUCH BROKERAGE STATEMENT(S) (OR IF THE INFORMATION IN THOSE STATEMENTS IS NO LONGER CORRECT OR IS INCOMPLETE), PLEASE COMPLETE THE TABLE BELOW TO THE EXTENT OF SUCH MISSING OR INCORRECT INFORMATION.

--------------------------------------------------------------------------------
                                                          Principal Amount,
                           Ticker                         Maturity Date and
Name of Issuer and         Symbol/        No. of Shares   Interest Rate
Title and Type of Security CUSIP          (if applicable) (if applicable)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


SECURITIES ACCOUNTS   IF YOU HAVE NO SECURITIES ACCOUNTS TO REPORT, PLEASE CHECK
HERE.  *

--------------------------------------------------------------------------------
|Name of Broker, Dealer or Bank         Name(s) on and Type of Account|
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                   Exhibit D-1

I CERTIFY THAT I HAVE INCLUDED IN THIS REPORT (OR IN THE BROKERAGE STATEMENT(S) THAT I HAVE PREVIOUSLY PROVIDED) ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS. I FURTHER CERTIFY THAT TO THE BEST OF MY KNOWLEDGE NO SECURITIES HOLDINGS REPORTED HEREIN VIOLATE ANY PROVISION OF THE CODE OF ETHICS OR ANY OTHER APPLICABLE FEDERAL SECURITIES LAW OR REGULATION.

____________________    ________________
Signature               Date









                                   Exhibit D-2

                                    EXHIBIT E
                                    ---------

                    MARWOOD ALTERNATIVE ASSET MANAGEMENT LLC


ANNUAL HOLDINGS REPORT

Name of Reporting Person:

Information in Report Dated As Of:  [NOTE: Information contained in this report
   Of: must be current as of December 31 of the prior year.]

Date Report Due:                     ___________________________________________
Date Report Submitted:               ___________________________________________
Calendar Year Ended: December 31, __ ___________________________________________


SECURITIES HOLDINGS IF YOU HAVE NO SECURITIES HOLDINGS TO REPORT, PLEASE CHECK HERE.
IF ALL SECURITIES HOLDINGS ARE SET FORTH IN THE BROKERAGE STATEMENT(S) ATTACHED TO THIS REPORT, PLEASE CHECK HERE.

IF ANY HOLDINGS ARE NOT SET FORTH ON SUCH BROKERAGE STATEMENT(S) (OR IF THE INFORMATION IN THOSE STATEMENTS IS NO LONGER CORRECT OR IS INCOMPLETE), PLEASE COMPLETE THE TABLE BELOW TO THE EXTENT OF SUCH MISSING OR INCORRECT INFORMATION.

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                                                          Principal Amount,
                           Ticker                         Maturity Date and
Name of Issuer and         Symbol/        No. of Shares   Interest Rate
Title and Type of Security CUSIP          (if applicable) (if applicable)

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SECURITIES ACCOUNTS  IF YOU HAVE NO SECURITIES  ACCOUNTS TO REPORT, PLEASE CHECK
HERE.

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Name of Broker, Dealer      Date Account was      Name(s) on and Type of Account
or Bank                     Established
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                                   Exhibit E-1

I CERTIFY THAT I HAVE INCLUDED IN THIS REPORT (OR IN THE BROKERAGE STATEMENT(S) THAT I HAVE PREVIOUSLY PROVIDED) ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS. I FURTHER CERTIFY THAT TO THE BEST OF MY KNOWLEDGE NO SECURITIES HOLDINGS REPORTED HEREIN VIOLATE ANY PROVISION OF THE CODE OF ETHICS OR ANY OTHER APPLICABLE FEDERAL SECURITIES LAW OR REGULATION.

____________________     ________________
















                                   Exhibit E-2